Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

This SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is made and entered into this _15th_  day of September, 2022 (the “Effective Date”),  by and between PARKERS LAKE MEDTECH LLC, a Minnesota limited liability company (“Landlord”), and SILK ROAD MEDICAL, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into that certain Lease Agreement dated as of May 10, 2021 (the “Original Lease”), for the lease of certain premises consisting of approximately 63,118 rentable square feet and commonly referred to as Suite 1 in the Building located at 14755 27th Avenue, in the City of Plymouth, State of Minnesota  (the “Original Premises”).

B. Landlord and Tenant entered into that certain First Amendment to Lease Agreement dated June 30, 2022 (the “First Amendment”, together with the Original Lease, the “Lease”).
C. Landlord and Tenant desire to amend and to modify the Lease as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the Landlord and Tenant agree as follows:

1. Recitals True. The recitals set forth above are agreed to be correct and are incorporated herein.
2. Definitions. Capitalized terms used in this Amendment shall have the same meaning ascribed to such capitalized terms in the Original Lease, unless otherwise provided for herein.
3. Rent; Rent Abatement.

Commencing on June 1, 2022 and notwithstanding anything to the contrary specified in the Lease, Tenant shall pay to Landlord Base Rent for the Premises in accordance with the table below.

Period	Total Square Footage of Premises	Cost Per Square Foot	Periodic Base Rent	Monthly Base Rent
June 1, 2022 – January 31, 2023	81,901	$13.00	$709,808.67	$88,726.08
February 1, 2023 – January 31, 2024	81,901	$13.33	$1,091,330.83	$90,944.24

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February 1, 2024 – January 31, 2025	81,901	$13.66	$1,118,614.10	$93,217.84
February 1, 2025 – May 31, 2025	81,901	$14.00	$382,193.15	$95,548.29
June 1, 2025 – January 31, 2026	81,901	$14.00	$764,386.30	$95,548.29
February 1, 2026 – January 31, 2027	81,901	$14.35	$1,175,279.35	$97,939.95
February 1, 2027 – January 31, 2028	81,901	$14.71	$1,204,625.03	$100,385.42
February 1, 2028 – January 31, 2029	81,901	$15.08	$1,234,740.66	$102,895.05
February 1, 2029 – November 30, 2029	81,901	$15.45	$1,054,674.31	$105,467.43

Rent Abatement.  As reflected in the Base Rent table in Section 5(a) above and notwithstanding anything to the contrary specified in the Original Lease, Tenant shall receive rent abatement as follows:

Base Rent Abatement.  Base Rent for the ROFR Space shall be abated in its entirety from June 1, 2022 through March 31, 2025 as reflected in the table below.

Period	Total Square Footage of Premises	Cost Per Square Foot	Periodic Base Rent Abatement	Monthly Base Rent Abatement
June 1, 2022 – January 31, 2023	18,783	$13.00	$162,786.00	$20,348.25
February 1, 2023 – January 31, 2024	18,783	$13.33	$250,283.48	$20,856.96
February 1, 2024 – January 31, 2025	18,783	$13.66	$256,540.56	$21,378.38
February 1, 2025 - March 31, 2025	18,783	$14.00	$43,825.68	$21,912.84

In accordance with the foregoing table, Tenant’s monthly Base Rent obligations for the Premises shall be reduced by the Monthly Base Rent Abatement amount.  Notwithstanding the foregoing or anything to the contrary specified in the Original Lease or herein, Tenant’s obligation to otherwise pay Base Rent under the Original Lease and as to the Original Premises shall not be affected.

Additional Rent Abatement.  Additional Rent for the ROFR Space shall be abated in its entirety from June 1, 2022 through January 28, 2023.  Tenant’s obligation to otherwise pay Additional Rent under the Original Lease and as to the Original Premises shall not be affected.

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Tenant’s Pro Rata Share.  Notwithstanding anything to the contrary specified in the Original Lease, from and after June 1, 2022,  “Tenant’s Pro Rata Share” shall be 100% of the Building.

4. Miscellaneous.

All Other Lease Terms in Effect.  Except to the extent the Lease is modified by this Amendment, all other terms and conditions of the Lease will continue in full force and effect.  In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

Entire Agreement.  This Amendment represents the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and the terms hereof shall not be amended or changed by any oral representation or agreement.  To be effective, any amendments to the Lease shall be in writing and shall be executed by both parties hereto.

Counterparts.  This Amendment may be executed electronically and in any number of counterparts, each of which constitutes an original and all of which, when taken together, shall constitute one and the same agreement. Further, electronic copies of the executed copies of this Amendment may be delivered to the parties by facsimile transmission or email (including as an attachment in .PDF format) and, upon receipt, shall constitute originals and binding upon the parties hereto.

Authority.  Each signatory of this Amendment represents that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[signatures on following page]

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IN WITNESS WHEREOF, the parties have executed this Amendment, as of the day and year first above written.

TENANT:

SILK ROAD MEDICAL, INC.,
a Delaware corporation

By:	/s/ Lucas Buchanan
Name:	Lucas Buchanan
Title:	CFO & COO
Date:	9/14/2022

LANDLORD:

PARKERS LAKE MEDTECH LLC,
a Minnesota limited liability company

By:	/s/ Daniel Kurkowski
Name:	Daniel Kurkowski
Title:	Owner
Date:	Sep. 15, 2022

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EXHIBIT A

FLOOR PLANS

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